Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

LNPR Group Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	26-1381565
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5190 Neil Rd, Ste. 430, Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(801) 699-2928

Securities to be registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

LNPR Group Inc., a Colorado corporation (the “Company”), is filing this General Form for Registration of Securities on Form 10, as amended (the “Registration Statement”), to register its common stock, par value $0.001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise mentioned or unless the context requires otherwise, when used in this Registration Statement, the terms “LNPR Group,” “Company,” “we,” “us,” and “our” refer to LNPR Group Inc.

We are subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and we are required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

FORWARD LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Registration Statement, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this Registration Statement that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this Registration Statement and the documents that we have filed as exhibits to this Registration Statement with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Registration Statement are made as of the date of this Registration Statement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this Registration Statement becomes effective, we will begin to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission (the “SEC”). You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the website maintained by the SEC at http://www.sec.gov.

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LNPR GROUP INC.

FORM 10

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ITEM 1.	BUSINESS.

Overview

LNPR Group Inc. was incorporated in the State of Colorado on November 6, 2007. The Company has been in the developmental stage since inception and has conducted virtually no business operations, other than organizational activities and preparation of this Registration Statement. The Company has no full-time employees and owns no real estate or personal property. The Company was formed as a vehicle to pursue a business combination and is making efforts to identify a possible business combination; however, the Company has not entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company. The Company has not entered into any definitive agreement or letter of intent with any business combination target; however, the Company has initiated substantive discussions with a business combination target located in the U.S. Discussions have included potential acquisition structure, valuation of the target company, its business (educational artificial intelligence), etc. Due diligence has included review of financial condition of the target company, its management, etc.

Despite our auditor being located in China, we shall not undertake our initial business combination with any entity with its principal business operations in the People’s Republic of China (or, the “PRC”) (including Hong Kong and Macau).

Enforcement of Civil Liabilities

The following are the names of each officer and director located outside of the United States and their place of residence or current location:

Name of Officer or Director Located Outside of U.S.	Place of Residence or Current Location
Eng Wah Kung, CFO and Director	Malaysia

We are incorporated under the laws of the State of Colorado with limited liability. Mr. Kung, our CFO and Director, is a national and/or residents of Malaysia, and all or a substantial portion his assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or Mr. Kung or to enforce against him or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Vcorp Services LLC as our agent to receive service of process with respect to any action brought against us.

A foreign judgment refers to a judgment that is handed down by a superior court outside Malaysia. Under Malaysian law, a foreign judgment cannot be directly or summarily executed (enforced) in Malaysia. The judgment must first be recognized by a Malaysian court either under applicable Malaysian statutes or in accordance with common law principles. Whilst a court must recognize every foreign judgment which it enforces, it need not enforce every foreign judgment which it recognizes.

A foreign judgment pronounced by the United States may be enforced by the Malaysian Courts through principles for the recognition of foreign judgments under common law. The common law rules applicable to the recognition of a foreign judgment come within the area of law known as private international law and have been adopted into Malaysian jurisprudence by virtue of Section 3 of the Civil Law Act 1956. This section allows the application of English Common Law and rules of equity in Malaysia. A plethora of cases from English courts derived from principles binding on Malaysian courts by virtue of the Civil Law Act 1956, have established the following requirements for an enforcement of a foreign judgment under the common law:

(a)	The judgment is for a fixed sum of debt, (not being a sum payable in taxes or the like);

(b)	The judgment is final and conclusive;

(c)	The foreign court has a competent jurisdiction to decide on the case.

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The prerequisite that a foreign judgment must be for a fixed sum excludes the enforcement of declaratory orders and injunctions and claims in rem.

The test of finality is proof that a judgment given by the foreign court is res judicata. For this it must be shown that the foreign court has established the existence of the debt based on the evidence and which conclusively determined a liability on the part of the defendant. In other words, the finality and conclusiveness of the judgment must base itself on the merits.

Jurisdictional incompetence of the foreign court is a common ground for challenging foreign judgements. In order to meet this requirement, the following elements of a jurisdictional competence were described by Buckley L.J. in Emanuel v Symon as follows:

(i)	The defendant is a subject of the foreign country at the time the judgment is pronounced;

(ii)	The defendant resides in the foreign country when the action began;

(iii)	The defendant has, in character of the plaintiff, selected the forum;

(iv)	The defendant has voluntarily appeared and defended the case; or

(v)	The defendant has contracted to submit himself to the jurisdiction of the court.

Presence of the Defendant: A foreign court may have jurisdiction over a defendant that is present in the jurisdiction of that court (Adam v Cape Industries). When the defendant is a corporation, the test of presence is to be determined by considering whether the defendant has a place of business in the foreign country, or whether the corporation has a local representative who has been carrying on the corporation’s business in the foreign country.

Selection of forum: A person who goes to the court for a claim must also bind himself to the outcome. Likewise, a defendant who resorts to a counterclaim in a proceeding in a foreign court clearly submits himself to the jurisdiction thereof.

A defendant can be said to have submitted himself to the foreign jurisdiction in the following circumstances. Firstly, when he entered appearance in the foreign action and defended himself in that suit without contesting the jurisdiction. Secondly, he contested the jurisdiction of the foreign court but nevertheless pleaded the merits of the case. Thirdly, submission can also be inferred when the defendant did not appear at the first instance but proceeded to appeal against the judgment at the foreign country.

Agreement to submit: If a contract provides that all disputes shall be referred to the exclusive jurisdiction of a foreign court, the foreign court is deemed to have jurisdiction over the defendant. The agreement to submit to foreign jurisdiction may also come in the form of accepting service of process in the foreign country.

Typically, the enforcement of a foreign judgment under the common law in Malaysia is done by taking out a writ action on the basis of the foreign order or judgment and providing the evidence of the elements stated above. Once the writ and statement of claim have been served on the defendant and the defendant has entered appearance to the action, the plaintiff may, on the ground that the defendant has no defense to the action, apply for a summary judgment to be entered against the defendant. Unless there is a triable issue, the court may give such judgment for the plaintiff by granting an order in terms of the foreign judgement.[1]

___________________________

[1] The entire section on the enforcement of foreign civil judgments in Malaysia is from: https://www.lexology.com/library/detail.aspx?g=e7b7e1eb-edb2-410b-acd8-4f0bb9e50d18

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Our auditor is subject to the determinations announced by the PCAOB on December 16, 2021 and, due to this, the Holding Foreign Companies Accountable Act and related regulations may have a negative affect our company.

Our shares of Common Stock may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for three consecutive years. Our auditor is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our shares of Common Stock is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq may reject listing of our shares of Common Stock. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period for triggering the prohibition on trading. See “Risk Factors—A recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the HFCA Act each calling for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.”

Corporate History

LNPR Group Inc. was incorporated as “Univest Tech, Inc.” in the State of Colorado on November 6, 2007. The Company was originally formed to develop, and market music based on technology solutions.

After several name changes, on December 1, 2017, the Board of Directors adopted two separate amendments to its Articles of Incorporation: 1) changing the name of the Corporation to “LNPR Group Inc.”, and 2) effectuating a 40:1 reverse split of the Company’s common stock. The amendments became effective on December 4, 2017 and January 17, 2018, respectively. To correspond with the name change, the Company’s stock symbol was changed to “LNPR.”

Business

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until the Company has successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company wishes to provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market such as the New York Stock Exchange (NYSE), NASDAQ, and the OTC Markets, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company intends to either retain an equity interest (common stock) in any private company with which it engages in a business combination or the Company may receive cash and/or a combination of cash and common stock from any private company with which it completes a business combination. The Company’s desire is that the value of such consideration paid to it would be beneficial economically to the Company’s shareholders though there is no assurance of that happening.

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Perceived Benefits

There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

•	the ability to use registered securities to make acquisitions of assets or businesses;

•	increased visibility in the financial community;

•	the facilitation of borrowing from financial institutions;

•	improved trading efficiency;

•	shareholder liquidity;

•	greater ease in subsequently raising capital;

•	compensation of key employees through stock options for which there may be a market valuation;

•	enhanced corporate image; and

•	a presence in the United States capital market.

Potential Target Companies

A business entity, if any, which may be interested in a business combination with the Company may include the following:

•	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

•	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

•	a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

•	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

•	a foreign company which may wish an initial entry into the United States securities market;

•	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan; and

•	a company seeking one or more of the other perceived benefits of becoming a public company.

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The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

•	Potential for growth, indicated by new technology, anticipated market expansion or new products;

•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	Strength and diversity of management, either in place or scheduled for recruitment;

•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	The extent to which the business opportunity can be advanced;

•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

•	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Any private company could seek to become public by filing their own registration statement with the SEC and avoid compensating the Company in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with the Company as it is obligated under SEC rules to file a Form 8-K with the SEC within four business days of completing a business combination which would include information required by Form 10 on the private company. It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of the Company’s management for the purposes of providing services to the surviving entity. However, the offer of any post-transaction employment to members of management will not be a consideration in the Company’s decision whether to undertake any proposed transaction. As a result, the Company may not be able to complete a business combination.

No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

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Form of Acquisition

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

Dilution

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholders of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company’s directors may resign and new directors may be appointed without any vote by stockholders.

Stockholder Approval of the Acquisition

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

How We Might Seek Target Company

We may seek to locate a target company through solicitation. Such solicitation may include, but is not limited to; newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and/or similar methods. We may also utilize consultants in the business and financial communities for referrals of potential target companies.

Time and Opportunity Cost In Seeking Target Company

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

All such costs for the next 12 months and beyond such time will be paid with money in the Company’s treasury, if any, or with additional money contributed by other sources.

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The Company presently has no employees apart from management. The Company’s officers and directors are engaged in outside business activities and anticipate they will devote to the Company’s business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of the Company’s employees other than such changes, if any, incident to a business combination.

The Company is voluntarily filing this Registration Statement with the SEC and it is under no obligation to do so under the Exchange Act.

SEC Reporting

When this Registration Statement becomes effective, the Company will be a fully-reporting public reporting company and will begin to file reports, proxy statements, information statements and other information with the SEC. You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. The Company’s SEC filings will also be available to the public from commercial document retrieval services, and at the website maintained by the SEC at http://www.sec.gov.

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ITEM 1A.	RISK FACTORS.

Risks Related to Our Business

Covid-19 Risk

We are now operating under a constant threat from COVID-19, (SARS-CoV-2) the novel coronavirus which has infected millions of people globally and is responsible for the deaths of nearly one million five hundred thousand people as of this Registration Statement. We will face uncertainty operating under the conditions of COVID-19. Given the severity of COVID-19, we will have limited to no control over our affairs if our management team becomes infected or if we are under lockdown or quarantine orders where we may have limited opportunity to review merger or acquisition targets. To the extent that we can work from home such accommodations may not be in the best interest of the Company and thus may impair the value of our management’s services. There are also risks additional beyond our control, for example; if we identify a target for merger or acquisition and if key members of that target are infected by COVID-19, it could significantly impair our strategy and would force us to reconsider our options if it could not be remedied with an alternate plan. If we encounter a prolonged lockdown or quarantine, we would likely encounter opportunity risks such as being unable to execute our plans, evaluate target businesses, and loss of potential business connections.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management’s own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, our management may become involved with other blank check companies and conflicts in the pursuit of business combinations with such other blank check companies with which they are, and may in the future, be affiliated with may arise. If we and the other blank check companies that our management is affiliated with desire to take advantage of the same opportunity, then any directors that are affiliated with both companies would abstain from voting upon the opportunity.

Our business is difficult to evaluate because we have no recent operating history.

As a company with no recent operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for private companies suitable for a merger transaction of the type contemplated by our management.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

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Future success is highly dependent on the ability of our management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek a business combination or combinations with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We have no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Our management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting no more than a few hours per week to our affairs in total. Our management has not entered into written employment agreements with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including audited financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise, suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

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Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Our stockholders may have a minority interest in the Company following a business combination.

If we enter into a business combination with a company with a value in excess of the value of our Company, and issue shares of our Common Stock to the stockholders of such company as consideration for merging with us, our stockholders will likely own less than 50% of the Company after the business combination. The stockholders of the acquired company would therefore be able to control the election of our board of directors and control the Company.

We may be unable to acquire a business opportunity on terms favorable to us.

There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange or quotation system.

Following a business combination, we may seek the listing of our common stock on NASDAQ or another senior exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Markets, another over-the-counter quotation system, where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

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We are highly dependent on the services of our management, the loss of whom could materially harm our business and our strategic direction. If we lose key management, cannot recruit qualified directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management. We have no employment agreements in place with any members of our management. If we lose any members of management, our business may suffer. We do not carry “key-man” life insurance on the lives of any of our management. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We might require additional capital to support our business in the future, and this capital might not be available on acceptable terms, or at all.

If our existing unrestricted cash and cash equivalents balances are not sufficient to meet our future cash requirements, we will need to access additional capital to fund our operations. We may seek to raise capital by, among other things:

•	issuing additional shares of our Common Stock or other equity securities;

•	issuing convertible or other debt securities; and

•	borrowing funds under a credit facility.

We may not be able to raise needed cash in a timely basis on terms acceptable to us or at all. Financings, if available, may be on terms that are dilutive or potentially dilutive to our stockholders. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our Common Stock. In addition, if we were to raise cash through a debt financing, the terms of the financing might impose additional conditions or restrictions on our operations that could adversely affect our business. If we require new sources of financing but they are insufficient or unavailable, we would be required to modify our operating plans to take into account the limitations of available funding, which would harm our ability to maintain or grow our business.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. If we are unable to maintain adequate internal control over financial reporting, we might be unable to report our financial information on a timely basis and might suffer adverse regulatory consequences. We have in the past and may in the future discover areas of our internal financial and accounting controls and procedures that need improvement. Our internal control over financial reporting will not prevent or detect all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company will be detected. If we are unable to maintain proper and effective internal controls, we may not be able to produce accurate financial statements on a timely basis, which could adversely affect our ability to operate our business and could result in regulatory action, and could require us to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

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Changes in accounting standards or inaccurate estimates or assumptions in the application of accounting policies could adversely affect our financial condition and results of operations.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. Some of these policies require use of estimates and assumptions that may affect the reported value of our assets or liabilities and results of operations and are critical because they require management to make difficult, subjective and complex judgments about matters that are inherently uncertain. If those assumptions, estimates or judgments were incorrectly made, we could be required to correct and restate prior period financial statements. Accounting standard-setters and those who interpret the accounting standards (such as the Financial Accounting Standards Board, the SEC and banking regulators) may also amend or even reverse their previous interpretations or positions on how various standards should be applied. These changes can be difficult to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in the need to revise and republish prior period financial statements.

A recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the HCFA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets, including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the Senate passed the HCFA Act, requiring a foreign company to certify that it is not owned or manipulated by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect a company’s auditors for three consecutive years, the company’s securities are prohibited from trading on a national exchange.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the HCFA Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under such process that will be implemented by the SEC.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

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On September 22, 2021, the PCAOB adopted rules to create a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. The PCAOB has made such designations as mandated under the HFCA Act. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

The PCAOB has not been able to inspect our auditor, JTC Fair Song CPA Firm, an independent registered public accounting firm with its headquarters in Shenzhen, Guangdong. As such, it is subject to the designations issued by the PCAOB on December 16, 2021. If the PCAOB is unable to inspect our accounting firm in a foreign jurisdiction during any period of three consecutive years or we become owned or controlled by a government in that foreign jurisdiction in the future, the HFCA Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within three years, may result in the failure to list our shares of Common Stock on the Nasdaq or a delisting of our shares of Common Stock in the future.

The recent developments may result in prohibitions on the trading of our shares of Common Stock on the Nasdaq, if our auditors continue to fail to meet the PCAOB inspection requirement in time. If our securities are delisted and prohibited from being traded on a national securities exchange or in the over the counter trading market in the U.S. due to the PCAOB not being able to conduct inspections or full investigations of our auditor, it would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

In addition, the SEC may initiate proceedings against our independent registered public accounting firm, whether in connection with an audit of our Company or other China-based companies, which could result in the imposition of penalties against our independent registered public accounting firm, such as suspension of its ability to practice before the SEC. All of these could cause our shareholders and investors to lose confidence in our reported financial information and procedures and the quality of our financial statements, which may have a material effect on our business.

Our director, Eng Wah Kung, is located in Malaysia and, as a result, it may be difficult for investors to effect service of process upon Mr. Kung or to enforce against him, judgments obtained in U.S. courts.

We are incorporated under the laws of the State of Colorado with limited liability. Mr. Kung, our CFO and Director, is a national and/or residents of Malaysia, and all or a substantial portion his assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or Mr. Kung or to enforce against him or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. See “Enforcement of Civil Liabilities” above.

We may be a less attractive partner to a non-China or non-Hong Kong-based target company due to our auditor being located in China.

As was stated in the risk factor above, there are a number of significant risks due to our auditor being located in China. Due to these risks, we may be a less attractive partner to a non-China or non-Hong Kong-based target company which may limit our options for target companies.

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Risks Related to Our Financial Condition

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenues unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

There are doubts about our ability to continue as a going concern.

We are a “shell company” and will not commence operations until after a business combination. We have not earned any revenues and have incurred losses of $3,500 for the fiscal year ended December 31, 2021 and $3,250 for the fiscal year ended December 31, 2020, respectively. These factors raise substantial doubt about our ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

We intend to overcome the circumstances that impact our ability to remain a going concern with interim cash flow deficiencies being addressed through additional equity and debt financing. If required, we anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support our business operations; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital, when needed, could limit our ability to continue our operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms may require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our Common Stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights.

Pandemics, natural disasters and geo-political events could adversely affect our business.

Pandemics, natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornadoes, whether as a result of climate change or otherwise, and geo-political events, including civil unrest or terrorist attacks, that affect us, or other service providers, could adversely affect our business.

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We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $150,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could adversely affect our ability to raise capital.

Risks Related to Ownership of Our Common Stock

There is currently no trading market for our common stock.

Any of our presently outstanding shares of common stock that are “restricted securities”, as defined under Rule 144 promulgated under the Securities Act, may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an issuer that has at any time previously been a reporting or non-reporting shell company, as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a “shell company.”

At the present time, we are a “shell company” as defined in Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by existing stockholders of the Company may not be resold in reliance on Rule 144 until: (1) we cease to be a “shell company; (2) we file Form 10 information with the SEC; (3) we have filed all reports as required by Section 13 and 15(d) of the Exchange Act for 12 consecutive months; and (4) one year has elapsed from the time the Company files current Form 10 information with the SEC reflecting our status as an entity that is not a “shell company.”

There can be no assurance that we will ever meet these conditions and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale as we cannot assure that we will ever lose our “shell company” status.

We have never paid dividends on our common stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

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We intend to issue more shares in a merger or acquisition, which will result in substantial dilution to existing shareholders.

Our Articles of Incorporation authorizes the issuance of a maximum of 1,000,000,000 shares of common stock and a maximum of 10,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

Our Articles of Incorporation authorize the issuance of preferred stock.

Our Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that we will not do so in the future.

We will be deemed a blank check company under Rule 419 of the Securities Act of 1933. In any subsequent offerings, we will have to comply with Rule 419.

If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or “shell company”, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. This is only a brief summary of Rule 419.

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ITEM 2.	FINANCIAL INFORMATION.

MANAGEMENTS’ DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion summarizes the significant factors affecting the operating results, financial condition and liquidity and cash flows of our company for the three and six months ended June 30, 2022 and 2021 and the years ended December 31, 2021 and 2020. You should read this discussion together with the consolidated financial statements, related notes and other financial information included in this Form 10. Except for historical information, the matters discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are forward looking statements that involve risks and uncertainties, and are based upon judgments concerning various factors that are beyond our control. These risks could cause our actual results to differ materially from any future performance suggested below.

Overview

Our current business objective is to seek a business combination with an operating company. We intend to use the Company's limited personnel and financial resources in connection with such activities. We will utilize our capital stock, debt or a combination of capital stock and debt, in effecting a business combination. It may be expected that entering into a business combination will involve the issuance of restricted shares of capital stock. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of capital stock are issued, and most likely will also result in the resignation or removal of our present officer and director; and

•	may adversely affect the prevailing market price for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiations of such covenants;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

On March 20, 2022, the Company identified a target operating company and started conducting due diligence on the entity. Upon satisfactory results, the Company and the target operating company will enter into a letter of intent for an upcoming merger. If the due diligence comes back as satisfactory, the Company and the target operating company will enter into a letter of intent for an upcoming merger. Through this merger, the target operating company’s principal business will become the business of the entity post-merger and the major controlling interesting will be transferred to the target operating company’s principals.

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Results of Operations during the three-months ended June 30, 2022 as compared to the three-months ended June 30, 2021.

We have not generated any revenues during the three-months ended June 30, 2022 and 2021. We had total operating expenses of $800 related to general and administrative expenses during the three-months ended June 30, 2022, compared to total operating expenses of $875 during the three-months ended June 30, 2021. We incurred zero interest expense during three-months ended June 30, 2022 and 2021. During the three-months ended June 30, 2022 and 2021, we had a net loss of $800 and $875, respectively, mainly due to our general and administrative expenses which includes general administration fees, audit, professional quarterly review fees and share-based compensation.

Results of Operations during the six-months ended June 30, 2022 as compared to the six-months ended June 30, 2021.

We have not generated any revenues during the six-months ended June 30, 2022 and 2021. We had total operating expenses of $4,563 related to general and administrative expenses during the six-months ended June 30, 2022, compared to total operating expenses of $1,750 during the six-months ended June 30, 2021. We incurred zero interest expense during six-months ended June 30, 2022 and 2021. During the six-months ended June 30, 2022 and 2021, we had a net loss of $28,263 and $1,750, respectively, mainly due to our general and administrative expenses which includes general administration fees, audit, professional quarterly review fees and share-based compensation.

Results of Operations during the year ended December 31, 2021 as compared to the year ended December 31, 2020.

We have not generated any revenues during the years ended December 31, 2021 and 2020. We had total operating expenses of $3,500 related to general and administrative expenses during the year ended December 31, 2021, compared to total operating expenses of $3,250 during the year ended December 31, 2020. We incurred zero interest expense during both years ended December 31, 2021 and December 31, 2020. During the year ended December 31, 2021 and December 31, 2020, we had a net loss of $3,500 and $3,250, respectively, mainly due to our general and administrative expenses.

Impairment Loss

On January 29, 2019, the Company entered into an agreement with Mr. Grimes (the “Grimes Agreement”) pursuant to which Mr. Grimes would sell to the Company certain intellectual property owned by Mr. Grimes in exchange for 25,000,000 shares of the Company’s Common Stock (the “Grimes Shares”). On March 4, 2020, at Mr. Grimes’ direction, the Company issued 22,000,000 of the Grimes Shares to Bodhisattva Investment Group (an entity controlled by Mr. Grimes) (“BIG”). On April 20, 2021, Mr. Grimes resigned from all positions within the Company. None of the intellectual property listed in the Grimes Agreement was handed over to new management. As a result, the Company recognizes an impaired loss of $25,000 in the audited financial statement of December 31, 2020 from the issue of the 25,00,000 shares according to the Asset Purchase Agreement.

Liquidity and Capital Resources

At present, the Company has no business operations and no cash resources other than that provided by management. We are dependent upon interim funding provided by management to pay professional fees and expenses. Our management has agreed to provide funding as may be required to pay for accounting fees and other administrative expenses of the Company until we enter into a business combination. We would be unable to continue as a going concern without interim financing provided by management.

If we require additional financing, we cannot predict whether equity or debt financing will become available at terms acceptable to us, if at all. We depend upon services provided by management to fulfill our filing obligations under the Exchange Act. At present, we have no committed financial resources to pay for such services.

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We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations, maintaining the filing of Exchange Act reports, the investigation, analyzing, and consummation of an acquisition for an unlimited period of time will be paid from additional money contributed by our management.

During the next 12 months we anticipate incurring costs related to:

•	filing of Exchange Act reports;

•	franchise fees, registered agent fees, legal fees and accounting fees; and

•	investigating, analyzing and consummating an acquisition or business combination.

We estimate that these costs will be in the range of $60,000-$80,000 per year, and that we will be able to meet these costs as necessary, to be advanced/loaned to us by management.

On June 30, 2022 we had cash of $1,085, and on June 30, 2021, we had cash of $1,085.

On December 31, 2021 we had cash of $1,085, and on December 31, 2020, we had cash of $1,085.

We currently plan to satisfy our cash requirements for the next 12 months through borrowings/advances from our management and believe we can satisfy our cash requirements. We expect that money borrowed will be used during the next 12 months to satisfy our operating costs, professional fees and for general corporate purposes. There is no written funding agreement between the Company and our management.  We have only limited capital. Additional financing is necessary for us to continue as a going concern. Our independent auditors have issued an audit opinion for the years ended December 31, 2021 and 2020 with an explanatory paragraph on going concern.

Share Capital

	Common Stock	Total

Balance at December 31, 2021	43,612,837	$609,508

Cancellation of common stock 25 January, 2022	(23,350,000)	(23,350)

Cancellation of common stock February 23, 2022	(800,000)	(800)

Issuance of common stock 25 January, 2022	23,700,000	23,700

Balance at June 30, 2022	43,162,837	$609,058

On January 25, 2022 the Company cancelled 23,350,000 common shares for a total consideration of $23,350.

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On January 25, 2022, the Company issued 23,700,000 common shares at par value for a total of $23,700, which consisted of 22,000,000 shares of Common Stock to Paul Falconer (our CEO and the owner of FFO and 1,700,000 shares to FFO for services.

On February 23, 2022, we entered into a Mutual General Release and Settlement Agreement with Peter Grimes pursuant to which Mr. Grimes agreed to cancel 300,000 shares previously issued to him.

On February 23, 2022, we entered into a Mutual General Release and Settlement Agreement with Kirkland Family Trust pursuant to which the trust agreed to cancel 500,000 shares previously issued to it.

Effective June 7, 2022, we entered into Consulting Agreement with Yee Yui Advisory Limited, a subsidiary of Falconer Family Office Limited, a company incorporated under the laws of the United Kingdom, which is controlled by Paul Falconer, our CEO (“FFO”) pursuant to which the Company issued 650,000 shares to Nicola Yip for consulting services.

Effective June 7, 2022, we issued an aggregate of 4,172,545 shares of Common Stock to our officers and directors in exchange for previous services provided as officers and directors. The shares were issued under the Company’s 2022 Stock Incentive Plan.

On July 21, 2022, Mark Emerson purchased 24,472,545 (51%) shares from Paul Falconer in a private sale and gained majority control of the Company. The change of control was not disclosed in a Current Report on Form 8-K due to an issue with the EDGAR filing system as it pertains to the Company.

Effective July 21, 2022, Paul Falconer resigned as the CEO and director of the Company and Mark Emerson was appointed as the CEO and director.

Effective September 10, 2022, Nicola Yip resigned as the COO and director of the Company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations and Commitments

As of June 30, 2022 and 2021, we did not have any contractual obligations.

As of December 31, 2021 and 2020, we did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the three months ended June 30, 2022 and 2021, and are included elsewhere in this Form 10.

Our significant accounting policies are described in the notes to our financial statements for the fiscal years ended December 31, 2021 and 2020, and are included elsewhere in this Form 10.

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ITEM 3.	PROPERTIES

We have no lease or physical office space. We believe that due to the global coronavirus pandemic, office facilities are not required for the foreseeable future and this current arrangement will remain until conditions change.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table and footnotes thereto sets forth information regarding the number of shares of Common Stock beneficially owned by (i) each director and named executive officer of our Company, (ii) named executive officers, executive officers, and directors of the Company as a group, and (iii) each person known by us to be the beneficial owner of 5% or more of our issued and outstanding shares of Common Stock. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 47,985,382 shares of Common Stock outstanding. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this report, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of our named executive officers and directors in the following table is: 5190 Neil Rd, Ste. 430, Reno, NV 89502.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Named Executive Officers and Directors
Mark Emerson, CEO and Director(2)	24,472,545		51.00%
Eng Wah Kung, CFO and Director(3)	250,000		*
Paul Falconer, Former CEO and Director(4)	2,350,000	(5)	4.90%
Joseph Grimes, Former Chairman, President, and CEO(6)	350,000	(7)	*
Executive Officers, Named Executive Officers, and Directors as a Group (Four Persons)	27,422,545		57.15%
>5% Beneficial Owners
Rock Capital Limited(8) Room 1408, Tak Shing House Theater Lane 20 Des Voeux Road Central Hong Kong Hong Kong	2,865,541		5.97%

* Less than 1%

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this Registration Statement.

(2)	Mark Emerson was appointed as CEO and director effective July 21, 2022.

(3)	Mr. Kung was appointed as CFO and director on August 13, 2021.

(4)	Mr. Falconer was appointed as CEO and director on April 21, 2021 and resigned from all positions effective July 21, 2022.

(5)	Includes 1,700,000 shares owned by Falconer Family Office Limited, which is controlled by Paul Falconer.

(6)	Mr. Grimes resigned from all positions on April 21, 2021.

(7)	Shares owned by Bodhisattiva Investment Group, LLC, which is controlled by Joseph Grimes.

(8)	Rock Capital Limited is controlled by Lin Kok Peng.

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ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS.

The following table sets forth the names, positions and ages of our current executive officers and directors. All directors serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers are appointed by our board of directors and their terms of office are, except to the extent governed by an employment contract, at the discretion of our board of directors.

Name	Age	Title
Mark Emerson	59	Chief Executive Officer and Director
Eng Wah Kung	60	Chief Financial Officer and Director

Our Chief Executive Officer

Mr. Emerson was appointed as an officer and director of the Company effective July 21, 2022. Mr. Emerson is a C level executive who has successfully owned and managed global digital English language companies for the past 22 years.

Mr. Emerson entered the market in 2000 as President of Ellis Inc, an English language software company he expanded globally. In 2006, he sold Ellis to the largest education company in the world, Pearson Education, who later asked Emerson to serve as VP over Global Digital English products. Mr. Emerson grew Pearson’s Digital English division significantly and expanded it across the world.

Mr. Emerson founded NYC English LLC in 2015. NYC English is a U.S.-based industry leader in English as Second Language, offering users two products – Software App and Teachers Online.

Mr. Emerson was appointed as a director of the Company due to his previous experience with building businesses and scaling them.

Our Chief Financial Officer

Mr. Kung was appointed as an officer and director of the Company on August 13, 2021. He holds a Diploma in Hotel Management and Food and Beverage with Les Roches, Switzerland.

In his earlier days, Mr Kung was the general manager of several Southeast Asian hotel operations companies including Nha Trang Lodge, Vietnam and NCL Cambodia Pte Ltd. Mr. Kung has over 33 years’ experience in senior management positions in hotel and travel industry.

Associations with Companies with a Class of Securities Registered Pursuant to Section 12 or 15(d) of the Exchange Act

Prior to joining the Company, Mr. Kung has been the CFO and director of Star Alliance International Corp from which he resigned on May 16, 2018. He has also been the director and CEO for Tribal Rides International Corp., from which he resigned on May 17, 2018. Finally, Mr. Kung was the director and CEO of Glorywin Entertainment Group Inc., from which he resigned in 2015.

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Legal Proceedings

During the past ten years, none of the following events would apply to any of our directors or executive officers:

•	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;\

o	Engaging in any type of business practice; or

o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

•	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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•	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or

o	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of our Board of Directors

Our securities are not quoted on an exchange which, in general, would require that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by Board of Directors as a whole. Because we have only three directors, none of whom are independent, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

Communications with the Board

Individuals may communicate with the Company's Board of Directors or individual directors by writing to management at nicola@ffogroup.co.uk or paul@ffogroup.co.uk. Management will review all such correspondence and forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of management, relates to the functions of the Board or committees thereof or that they otherwise determine requires their attention. Directors may review a log of all such correspondence received by the Company and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the Board of Directors and handled in accordance with its procedures established with respect to such matters.

Code of Ethics

The Company's Board of Directors has previously adopted a Code of Ethics; however, current management does not consider that Code of Ethics is valid.

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ITEM 6.	EXECUTIVE COMPENSATION.

Executive Compensation

The following table and related footnotes show the compensation paid to our named executive officers during the last fiscal years ended December 31, 2020 and 2021, and information concerning all compensation paid for services rendered to us in all capacities for our last two fiscal years.

Name and Principal Position	Year-Ended	Stock Awards($)	Total($)
Paul Falconer, CEO and Director (1)	December 31, 2021	0	0
	December 31, 2020	0	0
Joseph Grimes, Former Chairman, President, and CEO (1)	December 31, 2021	0	0
	December 31, 2020	0	0

(1)	On April 21, 2021, Joseph Grimes resigned as the Chairman of the Board, President and CEO, and appointed Paul Falconer as Director and CEO.

Director Compensation

At this time, our Directors do not receive cash compensation for serving as members of our Board of Directors. The term of office for each Director is until his/her successor is elected at our annual meeting and qualified. The term of office for each of our officers is at the pleasure of the Board of Directors. The Board of Directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the Board of Directors was neither independently made nor negotiated at arm’s length.

During the fiscal year ended December 31, 2021, our directors received no compensation for services provided as directors.

Outstanding Equity Awards at Fiscal Year-End

None.

Equity Compensation Plan Information

None.

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ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Except as disclosed below, for transactions with our executive officers and directors, please see the disclosure under “EXECUTIVE COMPENSATION” above.

On January 14, 2019, Joseph Grimes was appointed as an officer and director of the Company. On January 29, 2019, the Company entered into an agreement with Mr. Grimes (the “Grimes Agreement”) pursuant to which Mr. Grimes would sell to the Company certain intellectual property owned by Mr. Grimes in exchange for 25,000,000 shares of the Company’s Common Stock (the “Grimes Shares”) On March 4, 2020, at Mr. Grimes’ direction, the Company issued 22,000,000 of the Grimes Shares to Bodhisattva Investment Group (an entity controlled by Mr. Grimes) (“BIG”). On April 20, 2021, Mr. Grimes resigned from all positions within the Company. On November 29, 2021, the Company and Mr. Grimes entered into the Mutual General Release and Settlement Agreement pursuant to which Mr. Grimes and BIG agreed to cancel 21,650,000 and retain 350,000 of the Grimes Shares. The remaining 3,000,000 shares consisting of the Grimes Shares had previously been gifted to several individuals by Mr. Grimes. Management has been attempting to enter into cancellation agreements with those shareholders but has only been successful in obtaining cancellation agreements from recipients holding an aggregate of 800,000 shares. Management has no assurances that additional shares will be cancelled and investors should invest under the presumption that the remaining 2,200,000 shares will be issued and outstanding. As additional shares are issued due to capital raising transactions, investors may be diluted and the value of their investment may decrease.

On January 25, 2022, the Company issued 23,700,000 common shares at par value for a total of $23,700, which consisted of 22,000,000 shares of Common Stock to Paul Falconer (our CEO and the owner of FFO and 1,700,000 shares to FFO for services.

Effective June 7, 2022, we entered into Consulting Agreement with Yee Yui Advisory Limited, a subsidiary of FFO pursuant to which the Company issued 650,000 shares to Nicola Yip for consulting services. Ms. Yip is a former director and officer.

Effective June 7, 2022, we issued an aggregate of 4,172,545 shares of Common Stock to our officers and directors in exchange for previous services provided as officers and directors. The shares were issued under the Company’s 2022 Stock Incentive Plan.

On July 21, 2022, Mark Emerson, our current CEO and director, purchased 24,472,545 (51%) shares from Paul Falconer in a private sale and gained majority control of the Company.

Effective July 21, 2022, Paul Falconer resigned as the CEO and director of the Company and Mark Emerson was appointed as the CEO and director.

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ITEM 8.	LEGAL PROCEEDINGS.

We anticipate that we (including any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows or results of operations. As of the filing of this Registration Statement, we are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

The Company’s common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities. We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue-sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, “shell companies”, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a “shell company” has ceased to be a “shell company”;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

29

Holders of Record

As of the close of business on August 31, 2022, we had approximately 173 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. Our transfer agent is Pacific Stock Transfer Company, 6725 Via Austi Pkwy Suite 300, Las Vegas, NV 89119, (800) 785-7782, www.pacificstocktransfer.com. The transfer agent is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and operates under the regulatory authority of the SEC and FINRA.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

The following issuances of equity securities by us were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, during the three-year period preceding the date of this Registration Statement:

On March 6, 2019, we issued 1,500,000 shares to Baywall Inc. in exchange for services. On November 30, 2021, the Company entered into a Share Cancellation Agreement and Release with Baywall Inc. pursuant to which 1,200,000 shares were cancelled and 300,000 shares were retained by Baywall Inc.

On March 6, 2019, we issued 200,000 shares to Christophe Martino in exchange for services.

On March 6, 2019, we issued 200,000 shares to Michelle Monohan in exchange for services.

On March 6, 2019, we issued 100,000 shares to Aika Patel in exchange for services.

On March 4, 2020, we issued 25,000,000 shares to Bodhisattva Investment Group in exchange for assets. Mr. Grimes instructed the transfer agent to issue 3,000,000 of the 25,000,000 shares to 17 separate individuals as gifts.

Effective January 13, 2022, we entered into a Consulting Agreement with Falconer Family Office Limited, a company incorporated under the laws of the United Kingdom which is controlled by Paul Falconer, our CEO (“FFO”) pursuant to which the Company issued 22,000,000 shares to Mr. Falconer and 1,700,000 shares to FFO for consulting services.

Effective June 7, 2022, we entered into Consulting Agreement with Yee Yui Advisory Limited, a subsidiary of FFO pursuant to which the Company issued 650,000 shares to Nicola Yip for consulting services.

Effective June 7, 2022, we issued an aggregate of 4,172,545 shares of Common Stock to our officers and directors in exchange for previous services provided as officers and directors. The shares were issued under the Company’s 2022 Stock Incentive Plan.

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ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Company has the authority to issue is 1,010,000,000 shares. These shares are divided into two classes with 1,000,000,000 shares designated as Common Stock at $0.001 par value (the “Common Stock”) and 10,000,000 shares designated as Preferred Stock at $0.10 par value (the “Preferred Stock”).The Preferred Stock of the Company is issuable by authority of our Board of Directors in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as our Board of Directors may determine, from time to time. We have 47,985,382 common shares and no preferred shares outstanding as of the date hereof.

Common Stock

The holders of Common Stock have one vote per share on all matters (including election of Directors) without provision for cumulative voting. Thus, holders of more than 50% of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The Common Stock is not redeemable and has no conversion or preemptive rights.

The Common Stock currently outstanding is validly issued, fully paid and non-assessable. In the event of our liquidation, the holders of Common Stock will share equally in any balance of our assets available for distribution to them after satisfaction of creditors and the holders of our senior securities, whatever they may be. We may pay dividends, in cash or in securities or other property when and as declared by the Board of Directors from funds legally available therefore, but we have paid no cash dividends on our Common Stock.

Preferred Stock

Under the Articles of Incorporation, the Board of Directors has the authority to issue Preferred Stock and to fix and determine its series, relative rights and preferences to the fullest extent permitted by the laws of the State of Colorado and such Articles of Incorporation. As of the date of this Registration Statement, no shares of Preferred Stock are issued or outstanding. The Board of Directors has no plan to issue any Preferred Stock in the foreseeable future.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

Warrants

As of June 30, 2022, we had no warrants issued and outstanding.

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ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Colorado Revised Statutes (“CRS”), director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. The Company's Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

The Company's Bylaws provide that (i) no officer or director of the Company shall liable for any acts, defaults or omissions of any other officer or director of the Company, or for any loss sustained by the Company unless the loss resulted from such officer's or director's willful misconduct, willful neglect, or gross negligence, (ii) the Company shall indemnify officers, directors and certain other individuals against all reasonable costs imposed or resulting from such person's role as an officer, director or agent of the Company unless such person is adjudged to be liable from willful misconduct, willful neglect, or gross negligence, and (iii) the Company may purchase and maintain officers and directors liability insurance.

The above discussion of the Company's Bylaws and of the CRS is not intended to be exhaustive and is respectively qualified in its entirety by such charter documents and statutes.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act, indemnification may be permitted to directors or executive officers; however, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

F-1

LNPR GROUP INC.

BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)

Current Assets

Cash	$1,085	$1,085
Total Current Assets	1,085	1,085
TOTAL ASSETS	$1,085	$1,085

LIABILITIES AND SHAREHOLDERS’ DEFICIT
LIABILITIES

Current liabilities
Accounts payable	$210,345	$218,712
Advances from related party	12,930	–
Total Current Liabilities	223,275	218,712

TOTAL LIABILITIES	223,275	218,712

SHAREHOLDERS’ DEFICIT
Preferred stock, par value $0.10 per share; Authorized 10,000,000 shares, issued and outstanding -0- shares.	–	–
Common Stock, par value $0.001 per share; Authorized 1,000,000,000 shares; Issued and outstanding 43,162,837 and 43,612,837 as of June 30, 2022 and December 31, 2021, respectively.	609,058	609,858
Additional paid-in capital	258,762	258,762
Accumulated deficit	(1,090,010)	(1,085,897)

TOTAL SHAREHOLDERS’ DEFICIT	(222,190)	(217,627)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$1,085	$1,085

The accompanying notes are an integral part of these unaudited financial statements

F-2

LNPR GROUP INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

General and administrative expenses	$(800)	$(875)	$(4,563)	$(1,750)
Total operating expenses	(800)	(875)	(4,563)	(1,750)
Loss from operations	(800)	(875)	(4,563)	(1,750)

Share-based compensation	–	–	(23,700)	–
Impairment loss	–	–	–	–
Total other income (expense)	–	–	(23,700)	–

Loss before Income Tax	(800)	(875)	(28,263)	(1,750)
Provision for income taxes	–	–	–	–
Net loss	$(800)	$(875)	$(28,263)	$(1,750)

Foreign currency translation adjustment	–	–	–	–
Total comprehensive loss	$(800)	$(875)	$(28,263)	$(1,750)

Net loss per common share – basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Net loss per common share – diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares outstanding basic	43,346,262	43,612,837	43,346,262	43,612,837
Weighted average common shares outstanding diluted	43,346,262	43,612,837	43,346,262	43,612,837

The accompanying notes are an integral part of these unaudited financial statements

F-3

LNPR GROUP INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD ENDED JUNE 30, 2022

	Number of Common Shares Issued	Common Stock	Capital Paid in Excess of Par Value	Accumulated Deficit	Total

Balance at December 31, 2021	43,612,837	$609,508	$258,762	$(1,085,897)	$(217,627)

Cancellation of common stock	(24,150,000)	(24,150)	–	24,150	–
Issuance of common stock	23,700,000	23,700	–	–	23,700
Net loss	–	–	–	(28,263)	(28,263)
Balance at June 30, 2022	43,162,837	$609,058	$258,762	$(1,090,010)	$(222,190)

The accompanying notes are an integral part of these financial statements.

F-4

LNPR GROUP INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021

Net loss	$(28,263)	$(1,750)
Adjustments to reconcile net loss to net cash used in operating activities:
Share Based Compensation	23,700	–

Changes in assets and liabilities:
Accrued expense and other payable	(8,367)	1,750

Net cash used in operating activities	(12,930)	–

Cash flows from financing activities:
Proceeds from sale of common stock	–	–
Proceeds from related parties	12,930	–
Advances from related party	–	–
Net cash used in financing activities	12,930	–

Net decrease in cash	–	–
Effect on changes in foreign exchange rate	–	–
Cash at beginning of period	1,085	1,085
Cash at end of period	$1,085	$1,085

Supplemental disclosure information:
Cash paid for income taxes	$–	$–
Cash paid for interest	$–	$–

Non-cash transactions:
Expenses paid by related parties on behalf of the Company	$–	$–
Common stocks issued to shareholder	$–	$–

F-5

LNPR GROUP INC.

Notes to Condensed Financial Statements

June 30, 2022

Note 1 - Organization

ORGANIZATION

New Asia Energy, Inc. (formerly known as High Desert Assets, Inc. and previously known as Univest Tech, Inc., (the "Company"), was incorporated in the State of Colorado on November 6, 2007. The Company was originally formed to develop and market music-based technology solutions.

On December 1, 2017, the Board of Directors of the Company adopted two Amendments to its Articles, changing the name of the Company to “LNPR Group Inc.,” and effectuating a 40:1 reverse split of the Company’s stock; the State of Colorado effectuated said changes on December 4, 2017; and on January 17, 2018, FINRA granted effectiveness for said changes and the ticker symbol became “LNPR.”

Note 2 - Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Critical Accounting Policies and Estimates

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include certain assumptions related to, among others, the allowance for doubtful accounts receivable, impairment analysis of real estate assets and other long-term assets including goodwill, valuation allowance on deferred income taxes, and the accrual of potential liabilities. Actual results may differ from these estimates.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

MANAGEMENT’S REPRESENTATION OF INTERIM FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto as presented in the Company’s Annual Report on Form 10-K.

F-6

NET LOSS PER SHARE

The Company has adopted the Financial Accounting Standards Board (FASB) ASC Topic 260 regarding earnings / loss per share, which provides for calculation of “basic” and “diluted” earnings / loss per share. Basic earnings / loss per share includes no dilution and is computed by dividing net income / loss available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings / loss per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings / loss per share.

There were no potentially dilutive instruments outstanding during the years ended December 31, 2021 and 2020.

INCOME TAXES

In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of June 30, 2022 and 2021, the Company had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. To date, the Company has not incurred any interest or tax penalties.

RELATED PARTIES

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

RECENT ACCOUNTING PRONOUNCEMENTS

There are no recent accounting pronouncements that impact the Company’s operations.

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business for the 12 months following the date of these financial statements. The Company has suffered recurring losses and has working capital deficiency and negative operating cash flows.

F-7

These matters, among others, raise substantial doubt about our ability to continue as a going concern. While the Company's cash position may not be significant enough to support the Company's daily operations, management intends to raise additional funds by way of equity and/or debt financing to fund operations. The financial statements do not include any adjustments that may result should the Company be unable to continue as a going concern.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid temporary cash investment with an original maturity of three months or less to be cash/equivalents.

SHARE-BASED COMPENSATION

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from consultants in accordance with the accounting standards regarding accounting for stock-based compensation and accounting for equity instruments that are issued to other than employees for acquiring or in conjunction with selling goods or services. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably determinable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by these accounting standards. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement if there is a term.

The Company accounts for equity instruments issued in exchange for the receipt of services from employees in the financial statements based on their fair values at the date of grant. The fair value of awards is amortized over the requisite service period.

Note 3 – Movement of Capital

Common Stock

As of January 25, 2022, the Company cancelled 23,350,000 common shares in due to failure to deliver a workable business for the Company and issued 23,700,000 common shares at par value for a total of $23,700 which consisted of 22,000,000 shares of Common Stock to Paul Falconer (the Company’s CEO and the owner of Falconer Family Office (“FFO”) and 1,700,000 shares to FFO for services.

On February 23, 2022, the Company entered into a Mutual General Release and Settlement Agreement with Peter Grimes pursuant to which Mr. Grimes agreed to cancel 300,000 shares previously issued to him.

On February 23, 2022, we entered into a Mutual General Release and Settlement Agreement with Kirkland Family Trust pursuant to which the trust agreed to cancel 500,000 shares previously issued to it.

Preferred Stock

There was no movement of preferred stock during the period.

Note 4 – Advance from Related Party

The advance was unsecured, interest free and payable on demand.

F-8

Note 5 – Subsequent Events

On July 20, the Company issued 650,000 common shares at par value for a total of $650 to Falconer Family Office (HK) Limited, a subsidiary under FFO, for services.

On July 20, 2022, a total of 4,172,545 shares were issued to the directors of the Company for their services under the 2022 Stock Incentive Plan which was adopted on June 7, 2022.

On July 21, 2022, Mark Emerson purchased 24,472,545 (51%) shares from Paul Falconer in a private sale and gained majority control of the Company. Mr. Falconer has resigned as a director and officer of the Company.

F-9

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of LNPG Group Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of LNPR Group Inc. (the “Company”) as of December 31, 2021 and 2020, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years ended December 31, 2021 and 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended December 31, 2021 and 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ JTC Fair Song CPA Firm

JTC Fair Song CPA Firm

We have served as the Company’s auditor since 2021.

Shenzhen, China

May 18, 2022

PCAOB Firm ID: 2747

F-10

LNPR GROUP INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

	December 31,	December 31,
	2021	2020
ASSETS
Current Assets
Cash	$1,085	$1,085
TOTAL ASSETS	$1,085	$1,085

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
LIABILITIES
Current liabilities
Accounts Payable, Other Payables and Accruals	$218,712	$215,212

TOTAL LIABILITIES	218,712	215,212

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $.10 per share; Authorized 10,000,000 shares; issued and outstanding -0- shares.	–	–
Common Stock, par value $.001 per share; Authorized 1,000,000,000 shares; issued and outstanding 43,612,837 shares respectively as of December 31, 2021 and 2020.	609,508	609,508
Capital paid in excess of par value	258,762	258,762
Stock subscriptions receivable	–	–
Accumulated other comprehensive income	–	–
Accumulated deficit	(1,085,897)	(1,082,397)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(217,627)	(214,127)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$1,085	$1,085

The accompanying notes are an integral part of these financial statements.

F-11

LNPR GROUP INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Year Ended December 31, 2021	Year Ended December 31, 2020
Operating Expenses:
General and Administrative	$(3,500)	$(3,250)

Total Operating Expenses	(3,500)	(3,250)

Net Operating Loss	(3,500)	(3,250)

Impairment Loss	–	(25,000)

Provision for Income Tax	–	–

Net Loss	$(3,500)	$(28,250)

Foreign Currency Translation Adjustment	–	–

Comprehensive Loss	$(3,500)	$(28,250)

Net Loss Per Common Share - Basic	$–	$–

Net Loss Per Common Share - Diluted	$–	$–

Weighted Average Common Shares Outstanding - Basic	43,612,837	43,612,837

Weighted Average Common Shares Outstanding - Diluted	43,612,837	43,612,837

The accompanying notes are an integral part of these financial statements.

F-12

LNPR GROUP INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Number of Common Shares Issued	Common Stock	Capital Paid in Excess of Par Value	Accumulated Deficit	Total

Balance at December 31, 2019	18,612,837	$584,508	$258,762	$(1,054,147)	$(210,877)

Issuance of common stock	25,000,000	$25,000	–	–	25,000
Net loss	–	–	–	(28,250)	(28,250)
Balance at December 31, 2020	43,612,837	$609,508	$258,762	$(1,082,397)	$(214,127)

Net loss	–	–	–	(3,500)	(3,500)
Balance at December 31, 2021	43,612,837	$609,508	$258,762	$(1,085,897)	$(217,627)

The accompanying notes are an integral part of these financial statements.

F-13

LNPR GROUP INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Year Ended December 31, 2021	Year Ended December 31, 2020

Net Loss	$(3,500)	$(28,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment Loss	–	25,000
Accounts payable	3,500	3,500
Expenses paid on behalf of Company	–	–
Cash used in operating activities	–	–

Cash flows from financing activities:
Proceeds from issuance of common stock	–	–
Borrowings from related party	–	–
Repayment on borrowings from related party	–	–
Net cash provided by (used in) financing activities	–	–

Net increase (decrease) in cash	–	–
Effects on changes in foreign exchange rate	–	–
Cash at beginning of the year	1,085	1,085
Cash at end of the year	$1,085	$1,085

Supplemental disclosure information:
Income taxes paid	$–	$–
Interest paid	$–	$–

Non-cash transactions:
Debt settled with issuance of common stock	$–	$–

The accompanying notes are an integral part of these financial statements.

F-14

LNPR GROUP INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2021 AND 2020

Note 1 – Organization

ORGANIZATION

New Asia Energy, Inc. (formerly known as High Desert Assets, Inc. and previously known as Univest Tech, Inc., (the "Company"), was incorporated in the State of Colorado on November 6, 2007. The Company was originally formed to develop and market music based on technology solutions.

On December 1, 2017, the Board of Directors of New Asia Energy, Inc. (the “Company”) adopted two Amendments to its Articles, changing the name of the Corporation to LNPR Group Inc., and effectuating a 40:1 reverse split of the company’s stock; the State of Colorado effectuated said changes on December 4, 2017; and on January 17, 2018, FINRA granted effectiveness for said changes and the ticker Symbol “LNPR”.

On December 24, 2018 Veng Kun Lun informed LNPR Group Inc., (the “Company”) that they are resigning from their positions as directors and/or officers of the Company. Veng Kun Lun decision to leave did not involve any disagreement with the Company on any matter relating to its operations, policies or practices.

On January 14, 2019 the Company, by written direction of the sole Director, appointed as a Director of the Company Joe Grimes which was accepted by Mr. Grimes. Mr. Grimes was also elected as Chief Executive Officer. The change of the officers and directors became effective as of December 24, 2018.

On April 21, 2021, Joseph Grimes resigned as the Chairman of the Board, President and CEO, and appointed Paul Falconer as Director and CEO.

On August 13, 2021, the Board appointed Eng Wah Kung as CFO and Nicola Yip as the COO.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Critical Accounting Policies and Estimates

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include certain assumptions related to, among others, the allowance for doubtful accounts receivable, impairment analysis of real estate assets and other long-term assets including goodwill, valuation allowance on deferred income taxes, and the accrual of potential liabilities. Actual results may differ from these estimates.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

F-15

NET LOSS PER SHARE

The Company has adopted the Financial Accounting Standards Board (FASB) ASC Topic 260 regarding earnings / loss per share, which provides for calculation of “basic” and “diluted” earnings / loss per share. Basic earnings / loss per share includes no dilution and is computed by dividing net income / loss available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings / loss per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings / loss per share.

There were no potentially dilutive instruments outstanding during the years ended December 31, 2021 and 2020.

INCOME TAXES

In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2021 and 2020, the Company had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. To date, the Company has not incurred any interest or tax penalties.

RELATED PARTIES

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

RECENT ACCOUNTING PRONOUNCEMENTS

There are no recent accounting pronouncements that impact the Company’s operations.

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business for the 12 months following the date of these financial statements. The Company has suffered recurring losses and has working capital deficiency and negative operating cash flows.

These matters, among others, raise substantial doubt about our ability to continue as a going concern. While the Company's cash position may not be significant enough to support the Company's daily operations, management intends to raise additional funds by way of equity and/or debt financing to fund operations. The financial statements do not include any adjustments that may result should the Company be unable to continue as a going concern.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid temporary cash investment with an original maturity of three months or less to be cash/equivalents.

F-16

Note 3 – Capital Stock

At formation, the Company was authorized to issue 50,000,000 shares of $.001 par value common stock.

Subsequently the following issuances of equity securities by us were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, during the three-year period preceding the date of this Registration Statement:

On March 4, 2020, we issued 25,000,000 shares to Bodhisattva Investment Group in exchange for assets as valued at $0.001 per share.

On November 29, 2021, we entered into a mutual general release and settlement agreement with Bodhisattva Investment Group to cancel 21,650,000 shares previously issued to the entity.

On November 30, 2021, we entered into a share cancellation agreement with Baywall Inc. to cancel 1,200,000 shares previously issued to the entity.

On December 2, 2021, we entered into share cancellation agreements with Christophe Martino, Michelle Monohan, and, Aika Patel, individually, to cancel an aggregate of 500,000 shares previously issued to them.

Note 4 – Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share:

	For the Years Ending December 31,
	2021	2020
Net loss attributable to common stockholders	$(3,500)	$(28,250)
Basic weighted average outstanding shares of common stock	43,612,837	43,612,837
Dilutive effects of common share equivalents	–	–
Dilutive weighted average outstanding shares of common stock	43,612,837	43,612,837
Net loss per share of common stock - basic and diluted	$0	$0

Note 5 – Income Taxes

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur. The Company accounts for income taxes pursuant to ASC 740.

The types of temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a significant portion of the deferred assets and liabilities are as follows:

	December 31, 2021	December 31, 2020

Deferred tax assets:
Net operating loss	$(3,500)	$(28,250)
Valuation allowance	3,500	28,250
Total deferred tax asset	$–	$–

F-17

Note 6 – Related Party Transactions

On March 4, 2020, at Mr. Grimes’ direction, the Company issued 22,000,000 of the Grimes Shares to Bodhisattva Investment Group (“BIG”), an entity controlled by Mr. Grimes, the previous officer and director of the Company

On April 20, 2021, Mr. Grimes resigned from all positions within the Company.

On November 29, 2021, the Company and Mr. Grimes entered into the Mutual General Release and Settlement Agreement pursuant to which Mr. Grimes and BIG agreed to cancel 21,650,000 and retain 350,000 of the Grimes Shares.

On August 13, 2021, the Board appointed Eng Wah Kung as CFO and Nicola Yip as the COO.

On November 29, 2021, a total of 21,650,000 shares held by Bodhisattva Investment Group were cancelled.

Note 7 – Subsequent Events

Effective January 13, 2022, we entered into a Consulting Agreement with Falconer Family Office Limited, a company incorporated under the laws of the United Kingdom which is controlled by Paul Falconer, our CEO (“FFO”) pursuant to which the Company issued 22,000,000 shares to Mr. Falconer and 1,700,000 shares to FFO for consulting services.

On February 23, 2022, we entered into share cancellation agreements with Peter Grimes and Kirkwood Family Trust to cancel an aggregate of 800,000 shares previously issued to them.

On March 20, 2022, we identified a target operating company and started conducting due diligence on the entity. Although the due diligence was unsatisfactory, we plan on engaging in negotiations with management of this entity whereby management would come on either as a controlling shareholder, as management, or both.

F-18

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES.

None.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements:

All financial statements as set forth under Item 13 of this Registration Statement.

(b)	Exhibits:

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed or Furnished Herewith
3.1	Articles of Incorporation dated November 6, 2007	S-1	333-159315	3.1	5/18/09
3.2	Articles of Amendment dated May 13, 2014	8-K	000-54171	3.01	5/19/14
3.3	Articles of Amendment dated September 13, 2017	Form 10	000-54171	3.3	1/28/22
3.4	Articles of Amendment dated October 20, 2017	Form 10	000-54171	3.4	1/28/22
3.5	Articles of Amendment dated December 4, 2017 (Reverse Split)	8-K	000-54171	10.2	2/5/18
3.6	Articles of Amendment dated December 4, 2017 (Name Change)	8-K	000-54171	10.1	2/5/18
3.7	Bylaws	S-1	333-159315	3.2	5/18/09
10.1	Asset Purchase Agreement dated January 29, 2019 between the Company and Bodhisattva Investment Group, LLC	Form 10	000-54171	10.1	1/28/22
10.2	Mutual Release and Settlement Agreement dated November 29, 2021 between the Company and Bodhisattva Investment Group, LLC	Form 10	000-54171	10.2	1/28/22
10.3	Share Cancellation Agreement and Release dated December 2, 2021 between the Company and Christophe Martino	Form 10	000-54171	10.3	1/28/22
10.4	Share Cancellation Agreement and Release dated December 2, 2021 between the Company and Michelle Monohan	Form 10	000-54171	10.4	1/28/22
10.5	Share Cancellation Agreement and Release dated December 2, 2021 between the Company and Aika Patel	Form 10	000-54171	10.5	1/28/22
10.6	Share Cancellation Agreement and Release dated November 30, 2021 between the Company and Baywall Inc.	Form 10	000-54171	10.6	1/28/22
10.7	Share Cancellation Agreement and Release dated February 23, 2022 between the Company and Peter Grimes					X
10.8	Share Cancellation Agreement and Release dated February 23, 2022 between the Company and Kirkland Family Trust					X
10.9*	Consulting Agreement dated effective June 7, 2022 with Falconer Family Office Limited later assigned to Yee Yui Advisory Limited					X
10.10	Services Agreement dated August 16, 2018 between the Company and Peter Grimes	Form 10	000-54171	10.7	1/28/22
10.11	Services Agreement dated August 16, 2018 between the Company and Susan Accongio	Form 10	000-54171	10.8	1/28/22
10.12	Services Agreement dated August 16, 2018 between the Company and Karen Andrea Design	Form 10	000-54171	10.9	1/28/22
10.13	Services Agreement dated August 16, 2018 between the Company and Arthur G. Woodward	Form 10	000-54171	10.10	1/28/22
10.14	Services Agreement dated August 1, 2018 between the Company and Erica Presley	Form 10	000-54171	10.11	1/28/22
10.15	Services Agreement dated August 1, 2018 between the Company and Michelle Gregory	Form 10	000-54171	10.12	1/28/22
10.16	Services Agreement dated August 1, 2018 between the Company and Rachell Vasquez	Form 10	000-54171	10.13	1/28/22
10.17*	Consulting Agreement dated effective January 13, 2022 with Falconer Family Office Limited	Form 10	000-54171	10.14	1/28/22
10.18*	2022 Stock Incentive Plan					X

*Management contract or compensatory plan or arrangement.

33

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LNPR Group Inc. a Colorado Corporation

Date: September 12, 2022	By:	/s/ Mark Emerson
Mark Emerson
Chief Executive Officer (principal executive officer)

Date: September 12, 2022	By:	/s/ Eng Wah Kung
Eng Wah Kung
Chief Financial Officer (principal financial and accounting officer)

34